UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 9, 2019

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

10 Brook Street London, England		W1S 1BG
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adam C. Peakes, Senior Vice President and Chief Financial Officer of Noble Corporation plc (the “Company”), resigned from such positions effective as of September 9, 2019 (the “Resignation Date”). The Company is in the process of searching for a successor Chief Financial Officer, and the accounting and treasury functions at the Company will report directly to Julie J. Robertson, Chairman, President and Chief Executive Officer of the Company, until a successor is appointed.

In connection with Mr. Peakes’ resignation, the Company and its wholly owned indirect subsidiary, Noble Drilling Services Inc. (“Noble Drilling”), entered into a Separation Agreement with Mr. Peakes (the “Separation Agreement”) on September 13, 2019. The following description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

•	Mr. Peakes resigned from his positions as Senior Vice President and Chief Financial Officer of the Company and Noble Drilling and all similar positions as an officer or director held by Mr. Peakes with any affiliates of the Company effective as of the Resignation Date.

•	Mr. Peakes released the Company and its affiliates from claims that he may have in connection with his employment with the Company or any of its affiliates as of the date of the Separation Agreement or the termination of such employment.

•	The Separation Agreement also contains covenants of Mr. Peakes regarding non-solicitation of Company employees for one year following the Resignation Date, confidentiality and return of certain information, non-disparagement and cooperation.

•	In exchange for the releases, covenants and agreements of Mr. Peakes contained in the Separation Agreement, Noble Drilling will pay $950,000 to Mr. Peakes on or before September 18, 2019.

The Separation Agreement also provides that Mr. Peakes has 21 days to elect to enter into a final release agreement with the Company, pursuant to which he will release claims he may have against the Company or its affiliates relating to his employment with the Company or any of its affiliates as of the date of such final release or the termination of such employment, including, without limitation, claims of age discrimination. In exchange for such final release, Noble Drilling will pay Mr. Peakes an additional $50,000 on the first business day after the seventh day following the date of such final release.

Other than what is provided for in the Separation Agreement and the final release agreement, if executed, Mr. Peakes will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his resignation.

Item 7.01	Regulation FD Disclosure.

On September 13, 2019, the Company issued a press release announcing the resignation of Mr. Peakes from the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Separation Agreement, dated as of September 13, 2019, by and among Noble Corporation plc, Noble Drilling Services Inc. and Adam C. Peakes.

99.1	—	Press Release issued by Noble Corporation plc, dated September 13, 2019.

104	—	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: September 13, 2019	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary